1566355

FILED KK A0848996
Secretary of State
State of California
[redacted]
NOV - 6 2020

AMENDMENT TO THE CERTIFICATE OF DETERMINATION OF THE PREFERENCES AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK OF FOMO CORP.

The undersigned, Vikram Grover, does hereby certify that he is the duly elected and acting President and Secretary of FOMO CORP., a California corporation (the "Corporation").

2,000,000 shares of the authorized Preferred Stock are designated as Series C Convertible Preferred Stock ("Series C Preferred") of which 1,000,000 shares of Series C Convertible Preferred Stock have been issued.

Pursuant to authority given by the Corporation's Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors of the Corporation has duly adopted the following recitals and resolutions in accordance with the relevant provisions of Sections 902, 903, 904, 905 and 908 of the California Corporations Code:

Section 3 of the Certificate of Determination of the Preferences and Rights of Series A Convertible Preferred Stock of FOMO CORP. filed March 20, 2019 is hereby amended as follows:

- Subject to applicable provisions of the California Corporations Code, the Series C Preferred Stock shall convert on the basis of one (1) Series A Preferred Share into one (1) Common Shares, each have one hundred thousand (100,000) votes on matters requiring shareholder approval, pay a 1% cumulative annual dividend in kind or in cash at the option of the Board of Directors, and have a par value of $0.0001.

Designation and Amount. The shares of such series shall be designated "Series C Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be two million (2,000,000).

The Amendment was approved by the required vote of the shareholders in accordance with California Corporations Code Section 902, 903 and 904 and 905(c).

The total number of outstanding shares of each class entitled to vote with respect to the amendment was as follows: Common Shares – 4,253,457,052, Series A Preferred Shares - 3,000,000, Series B Preferred Shares - 575,000, Series C Preferred Shares - 1,000,000.

The number of votes in favor of the amendment was 2,339,401,378 common shares (2,339,401,378 votes; 54.9%), 2,000,000 Series A Preferred Shares (40,000,000 votes; 66.7%), 525,000 Series B Preferred Shares (525,000,000 votes; 91.3%) and 1,000,000 Series C Preferred Shares (10.0 billion votes; 100.0%).

A0848996

[redacted]

The total number of votes of shareholders voting for the Amendment was 12,904,401,378 out of a total number of votes able to vote on the Amendment of 14,888,457,051, which was 86.6% and exceeded the vote required of 50.0%.

Further, as required by Section 3(b) as per the Certificate of Determination of the Series C Preferred Shares filed on March 2, 2019, holders of 1,000,000 shares of Series C Preferred Stock (10,000,000,000 votes; 100%) voted in favor of the Amendment, which exceeded the vote required of the Series C Preferred shareholders of 50.0%.

A0848996

[redacted]

IN WITNESS WHEREOF, FOMO CORP.'s Board of Directors has approved the aforementioned amendment to the Certificate of Determination of the Preferences and Rights of Series C Convertible Preferred Stock of FOMO CORP. filed March 20, 2019.

IN WITNESS WHEREOF, FOMO CORP. has caused this Amendment to the Certificate of Determination of the Preferences and Rights of Series C Convertible Preferred Stock filed on March 20, 2019 to be duly executed by its President and Secretary this 4th Day of November 2020.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Vikram Grover November 4, 2020
President & Secretary
FOMO CORP.